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                                                                   EXHIBIT 10(h)


                      FIRST TENNESSEE NATIONAL CORPORATION
               DIRECTORS AND EXECUTIVES DEFERRED COMPENSATION PLAN
                  (AMENDED AND RESTATED AS OF JANUARY 21, 1997)

                                   I. PURPOSE

The purpose of the First Tennessee National Corporation Directors and Executives Deferred Compensation Plan (hereinafter referred to as the "Plan") is to advance the interests of First Tennessee National Corporation, and any successor thereto, and its subsidiaries (hereinafter collectively referred to as the "Company") by encouraging and enabling the Company to attract, motivate and retain executives and nonemployee members of the Board of Directors.

                               II. EFFECTIVE DATE

The effective date of the Plan is July 1, 1985.

                                III. DEFINITIONS

         A. "Accrual Account" means a bookkeeping account maintained for each Participant which will reflect the sum of each deferral plus interest payable at the Applicable Rate, compounded annually, on the original amount of deferral less Interim Distributions, if any.

         B. "Administrator", for the purpose of this agreement, means the Vice President, Compensation.

         C. "Applicable Rate" means that rate approved annually by the Committee, to be not less than the Guaranteed Rate nor more than the Projected Rate, which is credited on the Total Compensation deferred.

         D. "Board" means the Board of Directors of First Tennessee National Corporation.

         E. "Base Salary" means the gross monthly salary paid to the Participants, not including Nonemployee Directors.

         F. "Cause." Termination by the Company of a Participant's employment for "Cause" shall mean termination upon (a) the willful and continued failure by a Participant to perform substantially his or her duties with the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness) after a demand for substantial performance is delivered to the Participant by the Chairman of the Board or President of the Company which specifically identities the manner in which such executive believes that the Participant has not substantially performed his or her duties, or (b) the willful engaging by a Participant in illegal conduct which is materially and demonstrably injurious to the Company. For purposes of this subsection (F), no act, or failure to act,


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on a Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that the Participant's action or omission was in, or not opposed to, the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by a Participant in good faith and in the best interests of the Company.
It is also expressly understood that a Participant's attention to matters not directly related to the business of the Company shall not provide a basis for termination for Cause so long as the Board has approved the Participant's engagement in such activities. Notwithstanding the foregoing, a Participant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Participant and an opportunity for Participant, together with his or her counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Participant was guilty of the conduct set forth above in (a) or (b) of this subsection (F) and specifying the particulars thereof in detail.

         G. "Change in Control" means the occurrence of any one of the following events:

                  (i) individuals who, on January 21, 1997, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to January 21, 1997, whose election or nomination for election was approved by a vote of at least three-fourths (3/4) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the Company initially as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

                  (ii) any "Person" (as defined under Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Section 13(d) or Section 14(d) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a change in control by virtue of any of the following acquisitions: (A) by the Company or any entity in which the Company directly or indirectly beneficially owns more than 50% of the voting securities or interests (a "Subsidiary"), (B) by an employee stock ownership or employee benefit plan or trust sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii));


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                  (iii) the consummation of a merger, consolidation, share
         exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's shareholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to the consummation of such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and
         (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non- Qualifying Transaction"); or

                  (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

         H. "Committee", for the purpose of this agreement, means the Human Resources Committee of the Board of Directors.

         I. "Director's Compensation" means the total sum of fees and retainer earned by a Nonemployee Director.

         J. "Deferral and Acknowledgment Agreement" means an agreement substantially in the form of Exhibit A attached hereto.


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         K. "Guaranteed Rate" means the annualized rate on ten (10) year United
States Treasury obligations during each Plan Year as published by Data Resources, Inc.

         L. "Incentive Compensation" means the gross amount earned by a Participant during the Plan Year under the Company's Management Incentive Plan, Annual Bonus Plan or the Bond Division Management Bonus Plan.

         M. "Nonemployee Director" means a member of the Board of Directors of the Company who is not concurrently a common law employee of the Company.

         N. "Normal Retirement" means any termination by a Participant after attaining the age of 65.

         O. "Participant" means an individual who is authorized by the Committee to participate in this Plan and who has executed a Deferral and Acknowledgment Agreement.

         P. "Plan Year" means (i) July 1, 1985 through December 31, 1985 and
(ii) each and every calendar year thereafter.

         Q. "Projected Rate" means that rate applicable to each Participant group as set forth below which will be credited on each date for which interest is to be credited under the Plan:

                            Attained Age At End of
                           Year of Deferral Election            Projected Rate
                           -------------------------            --------------
                                   39 & Under                          19%
                                   40 - 44                             20%
                                   45 - 49                             21%
                                   50 - 54                             22%
                                   55 - 59                             23%
                                   60 & Over                           24%

         R. "Total Compensation" means the sum of Base Salary and Incentive Compensation, or, in the case of a Nonemployee Director, the sum of the Director's retainer and fees.

                                    IV. TERM

This plan is effective on the date hereof and shall be effective until terminated by the Board; however, this Plan provides only for a deferral and corresponding interest rate for the first Plan Year with subsequent deferrals and corresponding interest rates to be approved by the Committee for each separate Plan Year. This Plan may be amended, renewed, restated or extended for additional Plan Years by the Committee and the Committee may in its sole discretion, on the basis of financial or other considerations, not authorize the execution of Deferral and Acknowledgment Agreements by Participants prospectively deferring compensation for additional years. Notwithstanding the foregoing, neither the termination nor any amendment of the Plan or any Deferral and


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Acknowledgment Agreement shall, without the consent of the Participant, affect the Participant's rights under any Deferral and Acknowledgment Agreement in existence on the date of such termination or amendment.

                    V. DEFERRAL AND ACKNOWLEDGMENT AGREEMENT

         A. Election to Defer. As hereinafter provided and subject to acceptance by the Company, a Participant may elect to reduce the amount of Total Compensation which will be paid to him or her during the Plan Year by executing and delivering to the Company in a timely fashion a Deferral and Acknowledgment Agreement. Notwithstanding anything herein to the contrary, during the ten consecutive Plan Years commencing with the Plan Year with respect to which a Participant is first authorized to participate in the Plan, such Participant may elect to make no more than five deferrals. The preceding sentence does not confer upon any Participant the right to make a deferral with respect to any Plan Year; it merely places a limitation upon the total number of deferrals a Participant may make if otherwise authorized to participate in the Plan, except for Participants who are Nonemployee Directors who may elect to make no more than six deferrals. Notwithstanding the 10-year limitation in this Section V(A), employee Participants may make salary deferrals for the 1995 Plan Year unless such a deferral would cause the Participant to exceed the five deferral limitation.

         B. Creation of Contractual Obligation. The Company, by acceptance of a properly executed and timely delivered Deferral and Acknowledgment Agreement agrees to pay to the Participant or his or her Designated Beneficiary, as defined in Paragraph VII, the benefits described in Paragraph VI, which shall be calculated based upon (i) the amount of the Total Compensation deferred by each Participant, (ii) the interest rate established for the Plan Year by the Committee applied to the amount deferred, (iii) the time which elapses between the date of deferral and the date of the benefit payments, and (iv) other factors established in this Plan and by the Committee.

         C Acceptance. The Administrator is authorized to accept and approve a properly executed Deferral and Acknowledgment Agreement on behalf of the Company.

         D. Timing of Election. A Participant may execute and deliver to the Company a Deferral and Acknowledgment Agreement:

         1. on or before December 15 of any calendar year, however, such a Deferral and Acknowledgment Agreement shall be effective to reduce a Participant's Total Compensation only for the next subsequent Plan Year;

         2. in the first Plan Year only, on or before July 31, 1985, however, such a Deferral and Acknowledgment Agreement may be executed an delivered only by a Participant who is employed as an employee or is a Nonemployee Director on June 1, 1985 and is only effective to reduce a Participant's Total Compensation earned during the period from the date of the execution and delivery of the Deferral and Acknowledgment Agreement until the end of the first Plan Year of this Plan;

         3. notwithstanding any other provision of this Plan or any Deferral and Acknowledgment


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                  Agreement, no Deferral and Acknowledgment Agreement shall be effective to defer compensation which is earned by any Participant on or before the date upon which the Deferral and Acknowledgment Agreement is properly executed and timely delivered to the Company.

         E. Amount of Deferral. A Participant who is not a Nonemployee Director may elect to defer during any Plan Year any dollar amount which is less than or equal to thirty-five percent (35%) of a Participant's Total Compensation applicable to the Plan Year. However, a Nonemployee Director may defer any dollar amount which is less than or equal to one hundred percent (100%) of his or her Director's Compensation. Notwithstanding any provision of any Deferral and Acknowledgment Agreement or this Plan to the contrary, the Deferral and Acknowledgment Agreement of a Participant shall be modified automatically if necessary such that all actual reductions pursuant to his or her Deferral and Acknowledgment Agreement are made from his or her Base Salary or Incentive Compensation or, in the case of a Nonemployee Director, from his or her Director's Compensation.

         F. Accrual of Interest. Where applicable under the terms of this Plan, interest on the amounts in an Accrual Account shall accrue interest at the Applicable Rate, commencing on the date on which the Total Compensation deferred under the Deferral and Acknowledgment Agreement would have been paid. The Applicable Rate may be adjustable only on an annual basis, effective January 1 of each Plan Year; provided, however, that no adjustment to the Applicable Rate may affect amounts previously accrued. Notwithstanding the provisions of the prior sentence, the Applicable Rate will be replaced by the Guaranteed Rate if the Plan otherwise requires a recalculation of interest at the Guaranteed Rate. The Applicable Rate for the first Plan Year shall be the Projected Rate and shall remain so unless adjusted by the Committee as set forth herein.

                             VI. PAYMENT OF BENEFITS

         A. Retirement Benefit. If a Participant terminates employment with the Company and such termination constitutes a Normal Retirement, then the Company shall pay to the Participant the monthly benefit defined in Paragraph 2 of each of his or her Deferral and Acknowledgment Agreements on those dates specified in this paragraph. The first benefit payable under Paragraph 2 of a Deferral and Acknowledgment Agreement shall be paid on the thirty-first (31st) day of January following the calendar year in which the Participant attains Normal Retirement. Notwithstanding the foregoing, any Deferral and Acknowledgment Agreement executed by a Participant which defers compensation which would otherwise be payable to the Participant in or after the Plan Year in which he or she attains Normal Retirement shall provide that the first benefit payable shall be paid on the thirty-first (31st) day of January following the later of (i) the fifth
(5th) anniversary of the date upon which the Deferral and Acknowledgment Agreement is accepted by the Company or (ii) his or her Normal Retirement.

         B. Alternative Retirement Benefit. If a Participant, prior to a Change in Control, is, on the date of Normal Retirement, or becomes thereafter, but prior to a Change in Control, a proprietor, officer, partner, or employee of, or otherwise is or becomes, prior to a Change in Control, affiliated with (i) any business that is in competition with the Company or (ii) any government agency having


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regulatory jurisdiction over the business activities of the Company, then, upon that date, no further benefit payments shall be made to the Participant or any other person under any provision of this Plan, except that, the Participant shall be paid in lump sum on the thirty-first (31st) day of January following that date, an amount equal to the value of the Accrual Account recalculated over the entire period of deferral at an interest rate equal to the Guaranteed Rate, compounded annually, from the date on which the deferred compensation would have been paid to the date on which the act occurs or status is first attained. In the event Interim Distributions are made to the Participant, said payments shall reduce the amount to which the Guaranteed Rate is applied. If the above calculation results in a negative amount, such amount shall not be collected from, or enforced against the Participant as a claim by the Company.

         C. Interim Distributions. A Participant shall be paid the benefits defined in Paragraph 3 of his or her Deferral and Acknowledgment Agreement on those dates stated in that paragraph of each Deferral and Acknowledgment Agreement (hereinafter referred to as "Interim Distributions"). However, no Interim Distribution shall be paid to any Participant as a result of the Deferral and Acknowledgment Agreement if the Participant is age fifty-eight (58) or older on any day during the Plan Year in which a Deferral and Acknowledgment Agreement is executed. No Interim Distribution shall be paid to a Participant on or after the date upon which the Participant or his or her Designated Beneficiary receives any benefit or payment under any other paragraph of this Plan or any other paragraph of his or her Deferral and Acknowledgment Agreement.

         D. Pre-Retirement, Pre-Disability Death Benefit. If a Participant dies on or before the date upon which he or she is first entitled to receive a benefit under this paragraph, then his or her Designated Beneficiary, as defined in Paragraph VII, shall be paid in lump sum or, at the discretion of the Administrator, in five (5) annual installments with interest paid on the unpaid balance at the Applicable Rate, an amount equal to the value of the Accrual Account. In the event Interim Distributions are made to the participant, said payments shall reduce the amount to which the Applicable Rate is applied. If the above calculation results in a negative amount, such amount shall not be collected from or enforced against the Designated Beneficiary or the Participant's estate as a claim by the Company. If the Participant's Designated Beneficiary receives or is entitled to receive a benefit hereunder, then no person or persons shall receive or be entitled to receive any benefit or payment under any other paragraph of this Plan or under any Deferral and Acknowledgment Agreement, notwithstanding any other provision of this Plan or any Deferral and Acknowledgment Agreement. The benefit payable under this paragraph, if lump sum, shall be paid on the thirty-first day of January following the Participant's date of death (including interest thereon at the Applicable Rate). In the event installment payments are elected, said payments shall commence on the thirty-first day of January following the Participant's death and continue thereafter on January 31st of each successive year.

         E. Pre-Retirement Disability Benefit. If a Participant suffers a Disability or becomes Disabled, as those terms are defined in the First Tennessee National Corporation Long Term Disability Income Plan, as amended from time to time, prior to that date upon which he or she receives or is entitled to receive a benefit under this paragraph, then he or she shall be paid by the Company in lump sum, or at the discretion of the Administrator, in five (5) annual installments with interest paid on the unpaid balance at the Applicable Rate, an amount equal to the value of the


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Accrual Account. In the event Interim Distributions are made to a Participant, said payments shall reduce the amount to which the Applicable Rate is applied. If the above calculation results in a negative amount, such amount shall not be collected from, or enforced against the Participant as a claim by the Company. If the Participant receives or is entitled to receive a benefit hereunder, then no person or persons shall receive or be entitled to receive any benefit or payment under any other paragraph of this Plan or under any Deferral and Acknowledgment Agreement, notwithstanding any other provisions of this Plan or any Deferral and Acknowledgment Agreement. The benefit payable under this paragraph, if lump sum, shall be paid on the thirty-first (31st) day of January following the Participant's date of Disability (including interest thereon at the Applicable Rate). In the event installments payments are elected, said payments shall commence on the thirty-first day of January following the Participant's Disability and continue thereafter on January 31st of each successive year.

         F. Termination of Employment Prior to Retirement. If a Participant, prior to a Change in Control, terminates employment with the Company or is terminated by the Company for Cause and if such termination is prior to death, disability and Normal Retirement, then he or she shall be paid in lump sum on the thirty-first (31st) day of January following his or her date of termination an amount equal to the value of the Accrual Account recalculated over the entire period of deferral at an interest rate equal to the Guaranteed Rate, compounded annually, from the date on which the deferred compensation would have been paid to the date on which the benefit herein is paid. In the event Interim Distributions are made, said payments shall reduce the amount to which the Guaranteed Rate is applied. If the above calculation results in a negative amount, such amount shall not be collected from, or enforced against the Participant as a claim by the Company. If the Participant receives or is entitled to receive a benefit hereunder, then no person or persons shall then or thereafter receive any benefit or payment under any other paragraph of this Plan or any Deferral and Acknowledgment Agreement, notwithstanding any other provision of this Plan or any Deferral and Acknowledgment Agreement. Notwithstanding the foregoing, if the Participant's termination occurs prior to a Change in Control and prior to death, disability and Normal Retirement and is as the result of any reason other than voluntary termination, or a termination by the Company for Cause, then the value of the Accrual Account distributed to such Participant shall be calculated over the entire period of deferral at the Applicable Rate.

         G. Early Retirement Benefit. If a Participant other than a Nonemployee Director terminates employment with the Company after the date on which he or she qualifies to receive an early retirement benefit, as defined in the First Tennessee National Corporation Pension Plan, or if a Participant who is a Nonemployee Director terminates as a director of the Company after at least 10 years of service as a director of the Company, then the Participant shall be entitled to receive a monthly benefit as described in paragraph 2 of each of his or her Deferral and Acknowledgment Agreements, however, the Accrual Account shall be recalculated over the entire period of deferral using an interest rate equal to the Guaranteed Rate (unless a higher rate is approved by the Committee). In addition, said benefit shall commence on the later of (i) the thirty-first (31st) day of January following the calendar year in which the Participant commences early retirement, or (ii) the January 31 of the year immediately following the fifth anniversary of the execution date of the Deferral and Acknowledgment Agreement (unless a later date, which is prior to or coincident with the Participant's attainment of the age of 65, is approved by the Committee). In the event Interim Distributions are made, said payments shall reduce the amount to which the Guaranteed Rate is


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applied. If the above calculation results in a negative amount, such amount shall not be collected from, or enforced against the Participant as a claim by the Company. If the Participant receives or is entitled to receive a benefit hereunder, then no person or persons shall then or thereafter receive any benefit or payment under any other paragraph of this Plan or any Deferral and Acknowledgment Agreement, notwithstanding any other provision of this Plan or any Deferral and Acknowledgment Agreement.

         H. Change in Control.

         (i) This Section VI.H(i) applies solely to Participants who are current or former Nonemployee Directors. After a Change in Control, the value of the Accrual Account distributed to a Participant or to the trustee of a trust for the benefit of one or more Participants shall be calculated over the entire period of deferral through the date of the Change in Control at the Applicable Rate. Thereafter, interest shall accrue at the Applicable Rate unless the Participant voluntarily terminates or is terminate by the Company for Cause, in which case interest shall accrue from the date of the Change in Control at the Guaranteed Rate. Thus, if a Participant's termination occurs on or after a Change in Control and is the result of any reason other than a voluntary termination or a termination by the Company for Cause, then the value of the Accrual Account distributed to such Participant shall be calculated over the entire period of deferral at the Applicable Rate.

         (ii) Notwithstanding any provision of this Plan to the contrary, in the event a Change in Control or "Pre-Change in Control Date" (as defined below) occurs, the Company shall make a lump sum payment (a "Payment") to each Participant other than current or former Nonemployee Directors (except as provided below) on a date (the "Payment Date") no later than 2 business days after the Change in Control has occurred (or, if an agreement to effectuate a Change in Control pursuant to a Business Combination has been executed, on the date (the "Pre-Change in Control Date") that is the third business day prior to the date the Chief Executive Officer of the Company believes in good faith will be the effective date of the Change in Control, but in any event prior to the effective date of such Change in Control). For purposes of this Section VI.H (ii), "Determination Date" shall mean the date of the Change in Control (or, if an agreement to effectuate a Change in Control pursuant to a Business Combination has been executed, the date one month prior to the date such agreement was executed). If a Payment is to be made, the amount of the Payment shall be determined as follows:

         (1) (a) If on the Payment Date a Participant is (I) employed by the Company or any Subsidiary (provided that any Participant whose employment is terminated by the Company other than for Cause (as defined below) on or after the Determination Date shall be deemed solely for purposes of this Section VI.H(ii)(1)(a) to be employed on the Payment Date by the Company or any Subsidiary), (II) receiving or entitled to receive benefits under Section VI.A, or (III) otherwise designated by the Committee as eligible to receive benefits under this Section VI.H(ii)(1)(a), the Company shall pay on the Payment Date to such Participant a Payment in an amount equal to the present value as of the Payment Date of the remaining scheduled Interim Distributions and


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                  retirement distributions to be made to such Participant as of
                  December 31, 1996 (based upon assumed continued accruals at an interest rate equal to the Applicable Rate effect on December 31, 1996, as disclosed to such Participant by the Company in its statement of benefits under this Plan), to the extent such distributions have not been made; provided, that in the event a Participant eligible for a Payment under this Section VI.H(ii)(1)(a) has already received prior to the Payment Date a lump sum benefit under Section VI.F, the amount of Payment to such Participant shall be an amount equal to the excess, if any, of (x) the amount of the Payment determined under this
                  Section VI.H(ii)(1)(a) (without regard to this proviso), over
                  (y) the amount of the lump sum benefit already received pursuant to Section VI.F. For purposes of this Section VI.H(ii)(1)(a), the "present value" shall be determined on an interest-only basis (i.e., without discount for mortality) using a discount rate of 4.2%, compounded annually (see Exhibit B for an illustration of such present value calculation).

                  (b) For purposes of Section VI.H(ii), termination by the Company of a Participant's employment for "Cause" shall mean termination upon (I) the willful and continued failure by such Participant to perform substantially such Participant's duties with the Company (other than any such failure resulting from such Participant's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to such Participant by the Chairman of the Board, Chief Executive Officer or President of the Company which specifically identifies the manner in which such person believes that such Participant has not substantially performed such Participant's duties, which failure to perform causes material and demonstrable economic harm to the Company or its Affiliates (as defined below), (II) the willful engaging by such Participant in illegal conduct which is materially and demonstrably injurious to the Company, or (III) the conviction of such Participant of, or a plea of guilty or nolo contendere by such Participant to, a felony. For purposes of this Section VI.H(ii)(1)(b), no act, or failure to act, on such Participant's part shall be considered "willful" unless done, or omitted to be done, by such Participant in bad faith and without reasonable belief that such Participant's action or omission was in, or not opposed to, the best interests of the Company or its Affiliates. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company or upon the instructions of the Chief Executive Officer or other senior executive officer of the Company shall be conclusively presumed to be done, or omitted to be done, by such Participant in good faith and in the best interests of the Company and its Affiliates. For purposes of this Section VI.H(ii)(1)(b), "Affiliate" means any person directly or indirectly controlling, controlled by, or under common control with the Company. It is also expressly understood that such Participant's attention to matters or such Participant's engagement in activities not directly related to the business of the Company shall not provide a basis for termination for Cause so long as the Board has approved such Participant's engagement in such activities prior to or following a Change in Control. Notwithstanding the foregoing, in the case of clause (I) or (II) of this Section VI.H(ii)(1)(b), such Participant shall not be deemed to have been terminated for

                  Cause unless and until there shall have been delivered to such Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths (3/4) of the entire membership of the Board (excluding such Participant if such Participant is a Board member) at a meeting of the Board called and held for such purpose (after reasonable notice to such Participant and an opportunity for such Participant, together with such Participant's counsel, to be heard before the Board), finding that in the good faith opinion of the Board such Participant was guilty of the conduct set forth above in clause (I) or (II) of this Section VI.H(ii)(1)(b) and specifying the particulars thereof in detail. The Company must notify such Participant of any event constituting Cause within ninety (90) days following the Company's knowledge of its existence or such event shall not constitute Cause under this
                  Section VI.H(ii)(1)(b).

         (2) If on the Payment Date a Participant is (a) entitled to receive a lump sum benefit under Section VI.B or (b) entitled to receive a lump sum benefit under Section VI.F (other than any Participant eligible to receive a Payment pursuant to the proviso in clause (I) of Section VI.H(ii)(1)(a)), the Company shall pay on the Payment Date to such Participant a Payment in an amount equal to the amount of such lump sum benefit otherwise payable under such applicable Section to such Participant (with continued interest accruals through the Payment Date only).

         (3) If on the Payment Date a Participant is receiving or entitled to receive benefits under Section VI.G (other than any Participant designated by the Committee as eligible to receive benefits under Section VI.H(ii)(1)(a)(III) above), the Company shall pay on the Payment Date to such Participant a Payment in an amount equal to the unpaid balance as of the Payment Date of the Accrual Account (as recalculated under Section VI.G) in respect of such Participant; provided, that if such Participant has begun receiving monthly payments under Section VI.G, the Payment shall be in an amount equal to the present value as of the Payment Date of the remaining monthly payments to be made to such Participant under Section VI.G. For purposes of this Section VI.H(ii)(3), the "present value" shall be determined in the same manner as under Section VI.H(ii)(1)(a), except that the discount rate of 4.2% shall be replaced by the discount rate used to determine (under such Participant's applicable Deferral and Acknowledgment Agreement or Agreements) the monthly payments that are currently being paid to such Participant.

         (4) If on the Payment Date a Participant (or such Participant's Designated Beneficiary) is receiving or entitled to receive a benefit under Section VI.D or Section VI.E, the Company shall pay on the Payment Date to such Participant (or such Participant's Designated Beneficiary) a Payment in an amount equal to the amount of such lump sum benefit otherwise payable under such applicable Section to such Participant (or such Participant's Designated Beneficiary) (with continued interest accruals through the Payment Date only); provided, that if such Participant (or such Participant's Designated Beneficiary) is scheduled to receive such benefit in installments, the Company shall pay to such Participant (or such Participant's Designated Beneficiary) the unpaid balance as of the Payment Date of the Accrual Account in respect of such Participant; provided, further, that if such Participant (or such Participant's Designated Beneficiary) has begun to receive installment payments under
                  Section VI.D or Section VI.E, the Payment shall be in an amount equal to the present value as of the Payment Date of the remaining installment payments to be made to such Participant under such applicable Section. For purposes of this Section VI.H(ii)(4), the "present value" shall be determined in the same manner as under Section VI.H(ii)(1)(a), except that the discount rate of 4.2% shall be replaced by the discount rate used by the Administrator to determine the installment payments that are currently being paid to such Participant.

                  If any Participant receives a payment pursuant to this Section VI.H(ii), then no persons or persons shall receive or be entitled to receive any benefit or payment under any other paragraph of this Plan or under any Deferral and Acknowledgment Agreement, notwithstanding any other provision of this Plan or any Deferral and Acknowledgment Agreement.

         (iii) The provisions of Section VI.H(ii) shall not apply to a Participant who is a current or former Nonemployee Director; provided, however, that the provisions of Section VI.H(ii) shall apply to the extent any Participant defers Base Salary or Incentive Compensation earned while such Participant was not a Nonemployee Director.

                          VII. BENEFICIARY DESIGNATION

Upon the death of the Participant, any benefit or benefits remaining to be paid to the Participant under the terms and conditions of this Plan, shall be paid to that person or persons designated by the Participant in the Deferral and Acknowledgment Agreement governing said benefit or benefits. If no Designated Beneficiary has been chosen by the Participant or if no Designated Beneficiary is then living on the date of the Participant's death, then the remaining benefit or benefits shall be paid to the personal representative, executor, or administrator of the Participant's estate who shall be deemed to be a Designated Beneficiary.

                           VIII. RECALCULATION EVENTS

         A. Treatment of This Plan Under Applicable Federal Income Tax Laws. The adoption and maintenance of the Plan is conditioned upon (i) the applicability of Section 451 (a) of the Internal Revenue Code of 1986 ("Code") to the Participant's recognition of gross income as a result of his or her participation, (ii) the fact that Participants will not recognize gross income as a result of participation in this Plan until and to the extent that benefits are received, (iii) the applicability of Code Section 404 (a) (5) to the deductibility of the amounts paid to Participants hereunder, (iv) the fact that the Company will not receive a deduction for amounts credited to any accounting reserve created as a result of this Plan until and only to the extent that benefits are paid, and (v) the very limited applicability of the provisions of the Employee Retirement Income Security Act of 1974. If the Internal Revenue Service, the Department of Labor or any court determines or find as a fact or legal conclusion that any of the above conditions is untrue and issues or intends to issue an assessment, determination, opinion or report stating such, or if the opinion of the legal counsel of the Company based upon legal authorities then existing is that any of the above assumptions is incorrect, then, if the Committee so elects, a Recalculation Event shall be deemed to have occurred. If a Recalculation Event occurs under this or any other section of this Plan, then the Participant thereafter, or a Designated Beneficiary, shall be paid benefits on the dates stated in Paragraph VI, herein, or in the Deferral and Acknowledgment Agreement; however, the amount of each benefit stated in Paragraphs 2 and 3 of the Deferral and Acknowledgment Agreement shall be recalculated and restated, at the Committee's discretion, using a rate of interest not less than the Guaranteed Rate nor more than the Projected Rate on each date upon which interest should have been or will be calculated, compounded annually. If the Participant receives or is entitled to receive a benefit as a result of the occurrence of a Recalculation Event, then no person or persons shall receive or be entitled to receive any benefit or payment under any other Paragraph of this Plan or under any Deferral and Acknowledgment Agreement, notwithstanding any other provision of the Plan or the Deferral and Acknowledgment Agreement.

         B. Changes in the Internal Revenue Code of 1986. Subsequent to December 15, 1992, and prior to a Change in Control, (1) if Code Section 11(b) is deleted or amended or a surtax or other addition to tax is imposed hereafter and, as a result thereof, the amount of federal income tax imposed on taxable income of corporations in excess of One Hundred Thousand Dollars ($100,000) is less than thirty-four percent (34%), (2) if a tax is imposed by the federal government on income, sales, consumption, or the value of goods and services which is not currently contained in the Code, or (3) if the Code is amended or restated so extensively that in the opinion of the legal counsel of the Company the tax treatment of this Plan to the Company has materially changed to the detriment of the Company, then, if the Committee so elects, a Recalculation Event shall be deemed to have occurred and a benefit will be payable only as described in Paragraph VIII.A.

                      [Plan does not contain a Section IX.]

                               X. CLAIMS PROCEDURE

         A. Administration. The Plan shall be administered by the Administrator.

         B. Benefit Payments. All benefits described in this Plan shall be paid when due. In the event the Participant or Designated Beneficiary fails to receive a benefit which he or she feels is due, a written claim for the benefit shall be submitted in writing to the Administrator. The Administrator shall review the claim when filed and advise the claimant as to whether the claim is approved or denied. If the claim is wholly or partially denied, the Administrator shall furnish a written denial within 90 days after receipt of the filed claim unless special circumstances required an extension of time for processing the claim, in which case the Administrator shall furnish the written denial within 180 days after receipt of the filed claim. The written denial shall contain (a) the specific reason or reasons for denial; (b) specific reference to pertinent Plan provisions on which the denial is based; (c) a description of any additional information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (d) appropriate information as to the steps to be taken if the claimant wishes to appeal the denial of the claim.

         C. Appeal. The claimant may appeal the denial of the claim to the Committee within 90 days after receipt of such decision. The appeal shall be in writing addressed to the Committee and shall state the reason why it should grant the appeal. The Committee shall conduct a full and fair review of the claim and shall issue its decision within 60 days of the receipt of the appeal unless there are special circumstances, in which case a decision shall be rendered within 120 days of the receipt of the appeal. The Committee's decision shall be in writing, stating the reasons therefor and shall make specific references to the pertinent Plan provisions on which the decision is based.

         D. Binding Effect. The Committee's decision upon appeal, or the Administrator's initial decision if no appeal is taken, shall be final, conclusive and binding on all parties.

         E. Claims after Change in Control. Notwithstanding anything in Section X to the contrary, after a Change in Control:

         1.       Subsection (D) shall be inoperative;

         2. the "90" and "180" day periods in subsection (B) shall be changed to "15" and "30" day periods, respectively;

         3. the "90", "60" and "120" day periods in subsection (C) shall be changed to "30", "15", and "30" day periods, respectively; and

         4. if the claim has not been wholly approved within 90 days after receipt by the Administrator, then the claimant may bring a lawsuit in a court of competent jurisdiction to enforce claimant's rights under the Plan. All attorneys' fees and all other costs and expenses incurred by claimant in connection with such litigation shall be the obligation of and shall be paid on a timely basis by the Company regardless of whether claimant prevails in such litigation.

                          XI. MISCELLANEOUS PROVISIONS

         A. Governing Law. This Plan and the Deferral and Acknowledgment Agreements are subject to the laws of the State of Tennessee.

         B. Successors This Plan shall bind any successor of the Company, its assets or its businesses (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place. In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company's obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The term "Company," as used in the Plan, shall mean the Company as hereinbefore defined and any successor or assignee to the business or assets which by reason hereof becomes bound by this Plan.

         C. Discharge of Company's Obligation. The payment by the Company of the benefits due under each and every Deferral and Acknowledgment Agreement to the Participant or to the Designated Beneficiary discharges the Company's obligations hereunder, and the Participant has no further rights under this Plan or the Deferral and Acknowledgment Agreements upon receipt by the appropriate person of all benefits.

         D. Social Security and Income Tax Withholding. The Participants agree as a condition of participation hereunder that the Company may withhold federal, state, and local income taxes and Social Security taxes from any distribution or benefit paid hereunder.

         E. Notice; Delivery of Deferral and Acknowledgment Agreement. Any notice required to be delivered hereunder and any Deferral and Acknowledgment Agreement is properly delivered to the Company when personally delivered to, or actually received from the United States mail, postage prepaid, by the Administrator.

         F. Nature of Obligations Created Hereunder. The Participants agree as a condition of participation hereunder that:

         1. the Company only has a contractual obligation to make payments to or on behalf of the Participants, and the rights of Participants under this Plan and the Deferral and Acknowledgment Agreements are no greater than the rights of any general unsecured creditor of the Company;

         2. to the extent that any person, other than a Participant, acquires a right to receive payments from the Company under this Plan or any Deferral and Acknowledgment Agreement, such right is no greater than the rights of any general unsecured creditor of the Company;

         3. nothing contained in this Plan or any Deferral and Acknowledgment Agreement shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Participant;

         4. the rights of any Participant may not be sold, assigned, transferred, pledged, or encumbered, nor shall any interest of the Participant be liable to the claim of any creditor of the Participant or subject to any judicial process involving the Participant;

         5. no Participant shall have any rights in any specific assets of the Company, and any accounting reserve established as a result of the Plan only reflects a contractual obligation of the Company on its books of accounting and does not constitute a segregated fund of assets or separation of assets, and the obligations of the Company only are payable from its operating assets at the time the payment is due.

         6. neither this Plan nor any Deferral and Acknowledgment Agreement constitutes a modification of the employment conditions of any Participant, and no right to continued employment is created by this Plan or the Deferral and Acknowledgment Agreement.

                                   EXHIBIT A

                     DEFERRAL AND ACKNOWLEDGMENT AGREEMENT
                  FOR THE FIRST TENNESSEE NATIONAL CORPORATION
              DIRECTORS AND EXECUTIVES DEFERRED COMPENSATION PLAN

              ---------------------------------------------------

1. Amount of Deferral.  I, ________________________________________________,
hereby agree to participate in the First Tennessee National Corporation Directors and Executives Deferred Compensation Plan ("Plan"). I have read the Plan in its entirety and agree to its terms and conditions, which are incorporated herein by reference. Pursuant to the terms of the Plan, I elect to defer from my Base Salary to be paid to me in 19__, and from my Incentive Compensation payable in 19__, if any, the following:

     (a)__________________     Dollars or __________% from my Base Salary;

     (b)__________________     Dollars or __________% from my
                               Incentive Compensation Annual Award;

     (c)__________________     Dollars or __________% from my Incentive
                               Compensation Long-Term Award*;

     (d) Other
           (Explain)        _________________________________________________

                            _________________________________________________

                            _________________________________________________

* Only cash award may be deferred.

I understand that my Base Salary and Incentive Compensation which ordinarily would be paid to me will be reduced by the amount of my deferral. I recognize that I am entitled to benefits hereunder and that this Agreement is subject to the terms and conditions of the Plan.

2. Retirement Benefits. Retirement benefits will begin on January 31 following the later of (1) the fifth anniversary of the execution of this Agreement or
(2) the Normal Retirement date, as set forth in the Plan. In consideration for my deferral, the Company shall pay to me the following benefits from my Accrual Account on the dates specified in Paragraph VI of the Plan, if I am entitled to these benefits under the terms and conditions of the Plan:

   A total of one hundred eighty (180) monthly payments, calculated initially as 180 equal payments, including interest at the Applicable Rate in effect on January 1 following attainment of Normal Retirement. In the event the Applicable Rate in effect on the date of the first payment hereunder is changed during the period in which benefits are being paid, a recalculation of the monthly benefit for the remaining period shall be made to reflect the change in the Applicable Rate.

3. Interim Distributions. In consideration for my deferral, the Company shall pay to me the benefits set forth on Exhibit "B", a copy of which is attached hereto and made a part hereof, on January 31 of each year in which I am entitled to receive such benefits under the terms and conditions of the Plan. An Interim Distribution shall be payable so long as the value of the Accrual Account equals or exceeds the value of the benefit payable. In the event that, on any January 31 of a year in which an Interim Distribution is payable the value of the Accrual Account is less than the amount of the scheduled payment, then the balance of the Accrual Account shall be paid to the Participant and no further benefits shall be payable under the Plan.

4. Primacy of Plan. I recognize that I am entitled to benefits hereunder and that this Agreement is subject to the terms and conditions of the Plan.

5. Designated Beneficiary. For any and all purposes of this Plan, I hereby designate ______________________________________ as my beneficiary pursuant to
Paragraph VII of the Plan.


_______________________________
Signature

_______________________________
Date

Accepted by Company:

_______________________________
Signature

_______________________________
Date

                                  AMENDMENT TO
                    DEFERRAL AND ACKNOWLEDGMENT AGREEMENT[S]
                  FOR THE FIRST TENNESSEE NATIONAL CORPORATION
              DIRECTORS AND EXECUTIVES DEFERRED COMPENSATION PLAN

              ---------------------------------------------------

     The Deferral and Acknowledgment Agreement[s] for the First Tennessee National Corporation Directors and Executives Deferred Compensation Plan by and between _______________________("Participant") and First Tennessee National Corporation [is] [are] hereby amended, effective as of January 21, 1997, as set forth below:

     1.  Paragraph 4 is revised in its entirety to read as follows:

     "4. Primacy of Plan. I hereby acknowledge that I am entitled to benefits hereunder and that this Agreement is subject to the terms and conditions of the Plan (attached as Annex A), except as provided to the contrary in paragraph 6 of this Agreement."

     2. A new paragraph 6 is added at the end of [each of] the Agreement[s] to read in its entirety as follows:

     "6. Change in Control. (I) Notwithstanding anything in the Plan or this Agreement to the contrary, in the event a Change in Control (as defined in the Plan) or the "Pre-Change in Control Date" (as defined below) occurs, if on the "Payment Date" (as defined below) I am (a) employed by the Company or any Subsidiary (provided that if my employment is terminated by the Company other than for Cause (as defined in Section VI.H(ii)(1)(b) of the Plan) on or after the Determination Date, I shall be deemed solely for purposes of this paragraph 6(i)(a) to be employed on the Payment Date by the Company or any Subsidiary),
(b) receiving or entitled to receive benefits under Section VI.A of the Plan, or (c) otherwise designated by the Committee as eligible to receive benefits under Section VI.H(ii)(1)(a)(III) of the Plan, the Company shall make a lump sum payment ("Payment") to me on a date (the "Payment Date") no later than 2 business days after the Change in Control has occurred (or, if an agreement to effectuate a Change in Control pursuant to a Business Combination has been executed, on the date (the "Pre-Change in Control Date") that is the third business day prior to the date of Chief Executive Officer of the Company believes in good faith will be the effective date of such Change in Control, but in any event prior to the effective date of such Change in Control). For purposes of this paragraph 6, "Determination Date" shall mean the date of the Change in Control (or, if an agreement to effectuate a Change in Control pursuant to a Business Combination has been executed, the date one month prior to the date such agreement was executed).

     (ii) If a Payment is to be made, such Payment shall be in an amount equal to the present value as of the Payment Date, determined on an interest-only basis (i.e., without discount for mortality) using a discount rate of 4.2%, compounded annually, of the remaining scheduled Interim Distributions and retirement distributions (as described on Exhibit 1) to be made to me under the Plan as set forth in this Agreement [and all other Deferral and Acknowledgment Agreements in respect of the Plan to which I am a party], and no further benefits will be payable to me under the Plan or pursuant to this Agreement [or any other Deferral and Acknowledgment Agreements in respect of the Plan to which I am a party]; provided, that in the event I am eligible for a Payment under paragraph 6(i) and I have already received a lump sum benefit under Section VI.F of the Plan, the amount of the Payment to be made to me shall be an amount equal to the excess, if any, of (x) the amount of the Payment determined under this paragraph 6(ii) (without regard to this proviso), over (y) the amount of the lump sum benefit I have already received pursuant to
Section VI.F of the Plan.

     (iii) If a Change in Control of the Company were to occur on a date after the date (a) all scheduled Interim Distributions and retirement distributions (as described on Exhibit 1) under the Plan have been distributed to me, or (b) a distribution or series of distributions (other than in connection with a Change in Control of the Company) in lieu of such scheduled Interim Distributions and retirement distributions has been distributed to me, I would not receive any additional benefits as a result to such Change in Control, except that if (x) I am eligible for a Payment under paragraph 6(i)(a) above,
(y) my employment is terminated by the Company other than for Cause (as defined in Section VI.H(ii)(1)(b) of the Plan) on or after the Determination Date, and
(z) I have received a lump sum benefit under Section VI.F of the Plan, I will be entitled to the Payment described in the proviso of paragraph 6(ii). The amounts shown on the attached Exhibit 2 would be the total amounts payable under paragraphs 6(i) and 6(ii) above (taking into account any payment made pursuant to Section VI.F of the Plan, if applicable) if the Payment were made on the possible Change in Control dates shown on Exhibit 2. The possible Change in Control dates shown on Exhibit 2 are for illustrative purposes only, however, and are not an indication that a Change in Control of the Company will occur, is projected to occur or that there is any current plan to effect a Change in Control of the Company.

     (iv) If I am not eligible for a Payment under clause (a), (b), or (c) of paragraph 6(i) above, then in the event a Change in Control (as defined in the Plan) occurs, my benefits under this Agreement (and the amount of any lump sum payment otherwise payable to me under the Plan) will be determined in accordance with the applicable provisions of Section VI.H(ii) of the Plan.

     (v) It is understood that all references to Sections and defined terms used in this paragraph 6 are references to such Sections and defined terms as in effect as of the date hereof under the Plan. Any amendment or modification of such Sections or defined terms shall not, without my written consent, adversely affect my rights under this Agreement."

     IN WITNESS WHEREOF, the parties hereto have executed or caused to be duly executed this Amendment on the dates indicated below.

                                           COMPANY


                                           -------------------------------
                                           By:
                                           Date:

                                           PARTICIPANT


                                           -------------------------------
                                           Date:


                                      -2-